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EX-99.h.2.viii

AMENDMENT NO. 8
TO AMENDED AND RESTATED FUND ACCOUNTING AND FINANCIAL
ADMINISTRATION SERVICES AGREEMENT

THIS AMENDMENT (“Amendment”) is made as of April 25, 2025 (the “Effective Date”) to that certain Amended and Restated Fund Accounting and Financial Administration Services Agreement dated as of January 1, 2014 (as amended, restated, supplemented or otherwise modified) by and between each investment company listed on Schedule A attached thereto (each an “Existing Fund” and collectively, the “Existing Funds”) and The Bank of New York Mellon (referred to herein as “BNY”).

BACKGROUND:

A.	The Existing Funds and BNY are parties to an Amended and Restated Fund Accounting and Financial Administration Services Agreement dated as of January 1, 2014 (the Agreement”), as amended by Amendment No. 1 dated July 1, 2017, Amendment No. 2 dated October 11, 2021, Amendment No. 3 dated December 31, 2021, Amendment No. 4 dated January 31, 2022, Amendment No. 5 dated May 15, 2024, Amendment No. 6 dated July 30, 2024, and Amendment No. 7 dated April 1, 2025 relating to BNY’s provision of fund accounting, financial administration and related services described in the Agreement.

B.	Each New Fund (defined below, and collectively with the Existing Funds, the “Funds”) is not a registered investment company and desires to retain BNY to perform the services described in the Agreement as amended hereby.

C.	The parties desire to amend the Agreement as set forth herein.

D.	This Background section is incorporated by reference into and made part of this Amendment.

TERMS:

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, and intending to be legally bound, the parties agree as follows:

1.

The Agreement is hereby amended as of the Effective Date by adding the following Funds (each a “New Fund”) to Schedule A of the Agreement:

NC Macau I, Ltd.

NC Macau II, Ltd.

2.

Miscellaneous.

(a)

Capitalized terms used in this Amendment not otherwise defined herein shall have the meanings set forth in the Agreement.

(b)

As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of

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the Agreement, the terms of this Amendment shall control with respect to the matters described herein.

(c)

The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(d)

If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

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[Signature pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

NC MACAU I, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNY that NC Macau I, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

NC MACAU II, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNY that NC Macau II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

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CHATTANOOGA OPPORTUNITIES LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNY that Chattanooga Opportunities LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

IVY ASF II, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM that Ivy ASF II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

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IVY VIP ASF II, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM that Ivy VIP ASF II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

IVY ASF III (SBP), LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM that Ivy ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

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IVY VIP ASF III (SBP), LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM that Ivy VIP ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

IVY WGA ASF III (SBP), LLC
By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM that Ivy WGA ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

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DELAWARE GROUP ADVISER FUNDS
DELAWARE GROUP CASH RESERVE
DELAWARE GROUP EQUITY FUNDS II
DELAWARE GROUP EQUITY FUNDS IV
DELAWARE GROUP EQUITY FUNDS V
DELAWARE GROUP INCOME FUNDS
DELAWARE GROUP STATE TAX-FREE INCOME TRUST
DELAWARE GROUP TAX-FREE FUND
DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS
VOYAGEUR INSURED FUNDS
VOYAGEUR MUTUAL FUNDS

VOYAGEUR MUTUAL FUNDS II
DELAWARE GROUP GOVERNMENT FUND,
DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS
DELAWARE POOLED TRUST
VOYAGEUR TAX FREE FUNDS

DELAWARE VIP TRUST
IVY FUNDS
IVY VARIABLE INSURANCE PORTFOLIOS

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

The Bank of New York Mellon

By:	/s/ Michael Gronsky

Name:	Michael Gronski

Title:	Senior Vice President